UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2011

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699
Of. 802
San Isidro, Lima, Peru
(Address of principal executive offices, including zip code)

(51) 1-212-1880
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and its exhibits contain “forward-looking statements.” All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: the results of initial exploration, and the determination by us and POSCAN of whether to pursue any of the contemplated transactions; our ability to raise additional capital to complete exploration, development and commercialization of the Maricunga Project and other opportunities; future findings and economic assessment reports; our ability to obtain the necessary operating permits and environmental approvals; our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure and raise the required capital to take advantage of, and successfully participate in, such opportunities; future economic conditions; political stability; and lithium prices.  For further information about certain risks we face, see “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on October 6, 2011.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, pursuant to the Framework Contract of Mining Project Development and Buying and Selling of Shares of Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga (the “Maricunga Acquisition Agreement”), among us and six private companies (the “Maricunga Sellers”), we agreed to elect three nominees of the Maricunga Sellers to our Board of Directors.

By Unanimous Written Consent, dated as of October 23, 2011, our Board of Directors has appointed the following designees of the Maricunga Sellers to our Board of Directors:  Eduardo Guillermo de Aguirre Hoffa, Alan Stuart Fraser Fritis and Patricio Antonio Campos Poblete.  Each such person will serve until the next annual meeting of our shareholders or until his successor is duly elected and qualified or his earlier death, resignation or removal.

Eduardo Guillermo de Aguirre Hoffa (age 64) has over 30 years of professional experience in management, sales, business development, finance and project management.  Since February 2005, Mr. de Aguirre has served as a consultant and representative in several Latin American countries for General Dynamics SATCOM Technologies, Inc.  In addition, since May 2007, Mr. de Aguirre has been working as a consultant to General Dynamics with respect to the Chilean portion of the ALMA Project – an international partnership building an array of ground-based radio telescopes. Mr. de Aguirre received a bachelor’s degree in Civil Industrial Engineering from Catholic University in Santiago, Chile.

Alan Stuart Fraser Fritis (age 49), a civil mining engineer graduated from the University of Chile, has over 24 years of experience in the development of engineering services business.  Since November 2009, Mr. Fraser has been a shareholder and Managing Director of P3 Consultores S.A., a global resource project management and risk management firm.  From September 2001 to October 2009, Mr. Fraser served as General Manager and Business Development Director of Fluor Chile S.A., handling the mining and metals accounts which included clients such as BHP Billiton Base Metals, Rio Tinto, Anglo American, Xstrata, Codelco, Antofagasta Minerals, Southern Peru Copper Corporation, among others.  From 1998 to August 2001, Mr. Fraser acted as Executive Director for Braf Consultores y Cia. Ltda.  Mr. Fraser received a bachelor’s degree in Civil Mining Engineering from the University of Chile.

Patricio Antonio Campos Poblete (age 65) has served as the Chief Executive Officer of Algorta Norte SA, a caliche miner in Chile since December 2008.  From time to time from January 2004 to date, Mr. Campos has acted as a consultant to various mining concerns prospective for coal, gold, lithium, copper and iodine nitrate.  Prior to that, Mr. Campos had served as Technical Director for a Minera Argentina Gold S.A. mine and a Falcon-Luxemburg iodine project.  Mr. Campos is the principal of Campos Mineral Asesorias, one of the Maricunga Sellers.  Mr. Campos received a bachelor’s degree in Civil Mining Engineering from the University of Chile, and his further studies include Economic Evaluation and Project Preparation from the University Catolica of Chile.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: October 27, 2011	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer